SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[X]      Soliciting Material Pursuant to ss. 240.14a-12

                             Kerr-McGee Corporation

                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP,
                                Icahn Onshore LP,
                                CCI Onshore LLC,
                         Icahn Partners Master Fund LP,
                               Icahn Offshore LP,
                                CCI Offshore LLC,
                         High River Limited Partnership,
                             Hopper Investments LLC,
                               Barberry Corp. and
                                  Carl C. Icahn

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:



         2) Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         4) Proposed maximum aggregate value of transaction:



         5) Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:



         2) Form, Schedule or Registration Statement No.:



         3) Filing Party:



         4) Date Filed:




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         On March 10, 2005,  Icahn Partners LP, Icahn  Partners  Master Fund LP,
High River Limited Partnership and Jana Partners LLC sent a letter to Kerr-McGee Corporation ("Kerr-McGee") responding to Kerr-McGee's announcement of the proposed sale of its chemicals business and share repurchase program. A copy of the letter delivered to Kerr-McGee is attached hereto.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MESSRS. CARL ICAHN AND BARRY ROSENSTEIN AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF KERR-MCGEE CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KERR-MCGEE CORPORATION.